1 November 2023 Compensation Recoupment (Clawback) Policy (Correction of Erroneously Awarded Compensation) The Board of Directors (the “Board”) of Mettler-Toledo International Inc. (the “Company”) believes it is good corporate governance and in the interests of shareholders of the Company to have a recoupment or “clawback” policy concerning Incentive-Based Compensation (as defined below). This compensation recoupment (clawback) policy (this “Policy”) is designed to comply with Section 10D-1 (“Rule 10D-1”) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable rules of the New York Stock Exchange (the “NYSE”), including Section 303A.14 of the NYSE Listed Company Manual, and amends and supersedes any previous policy of the Board with regard to recoupment of incentive compensation in effect on the Effective Date as applied to the Covered Employees (each as defined herein). As a matter of basic fairness, the Board wishes to correct for errors from certain accounting restatements affecting Incentive-Based Compensation to ensure that amounts paid are not erroneously too high and to maintain a culture that emphasizes integrity and accountability and reinforces the Company’s pay-for-performance compensation philosophy. 1. Administration; Effective Date This Policy shall be administered by the Board or, if so designated by the Board, the Compensation Committee of the Board, in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals. This policy shall be effective as of November 9, 2023 (i.e., the date it was adopted by the Board) (the “Effective Date”). 2. Covered Employees and Recovery Period A. Covered Employees. This Policy applies to Incentive-Based Compensation received by a person: • after beginning service as an Executive Officer and/or GMC Member, • who served as an Executive Officer and/or GMC Member at any time during the performance period for that Incentive-Based Compensation, • while the Company has a class of securities listed on a national securities exchange, and • during the three completed fiscal years immediately preceding the date that the Company is required to prepare a Restatement (the “Recovery Period”) (collectively, the “Covered Employees”). Notwithstanding this look-back requirement, the Company is only required to apply this Policy to Incentive-Based Compensation received on or after October 2, 2023.

2 November 2023 For purposes of this Policy, Incentive-Based Compensation shall be deemed “received” in the Company’s fiscal period during which the Financial Reporting Measure (as defined herein) specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period. This Policy shall be binding and enforceable against all Covered Employees and their beneficiaries, heirs, executors, administrators, or other legal representatives. B. Transition Period. In addition to the Recovery Period, this Policy applies to any transition period (that results from a change in the Company’s fiscal year) within or immediately following the Recovery Period (a “Transition Period”), provided that a Transition Period between the last day of the Company’s previous fiscal year end and the first day of the Company’s new fiscal year that comprises a period of nine to 12 months will be deemed a completed fiscal year. C. Determining Recovery Period. For purposes of determining the relevant Recovery Period, the date that the Company is required to prepare the Restatement is the earlier to occur of:  the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement, and  the date a court, regulator, or other legally authorized body directs the Company to prepare a Restatement. For clarity, the Company’s obligation to recover erroneously awarded Incentive-Based Compensation under this Policy is not dependent on if or when a Restatement is filed. 3. Recoupment; Amount of Recovery; Method of Recovery In the event the Company is required to prepare an accounting restatement of its financial statements due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Restatement”), the Board shall require reimbursement or forfeiture of any excess Incentive-Based Compensation received by any Covered Employee during the three (3) completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The amount to be recovered will be the excess of the Incentive-Based Compensation paid to the Covered Employee based on the erroneous data over the Incentive-Based Compensation that would have been paid to the Covered Employee had it been based on the restated results, as determined by the Board, computed without regard to any taxes paid.

3 November 2023 For Incentive-Based Compensation based on stock price or total shareholder return (“TSR”), where the amount of erroneously awarded Incentive-Based Compensation is not subject to mathematical recalculation directly from the information in a Restatement, the recoverable amount shall be determined by the Compensation Committee based on a reasonable estimate of the effect of the Restatement on the stock price or TSR upon which the Incentive-Based Compensation was received. In such event, the Company shall maintain documentation of the determination of that reasonable estimate and provide such documentation to NYSE. The Board shall recover any excess Incentive-Based Compensation by a method determined in its sole discretion, except to the extent that the conditions set out below are met and the Board or the Compensation Committee has made a determination that such recovery would be impracticable: The direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered; provided, however, that before concluding it would be impracticable to recover any amount of erroneously awarded Incentive-Based Compensation based on expense of enforcement, the Company shall make a reasonable attempt to recover such erroneously awarded Incentive-Based Compensation, document such reasonable attempt(s) to recover, and provide that documentation to NYSE. Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. 4. Certain Definitions Unless the context otherwise requires, the following definitions apply for purposes of this Policy: “Executive Officer” means the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policymaking functions for the Company. Executive officers of the Company’s subsidiaries are deemed Executive Officers of the Company if they perform such policy making functions for the Company. Policy-making function is not intended to include policymaking functions that are not significant. Identification of an Executive Officer for purposes of this Policy will include at a minimum executive officers identified pursuant to 17 CFR 229.401(b). “Financial Reporting Measures” means any of the following: (i) measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, (ii) stock price, and (iii) TSR. A Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the Securities and Exchange Commission (“SEC”). “GMC Member” means any member of the Company’s Group Management Committee (the “GMC”) as determined and designated from time to time in the sole discretion of the Company.

4 November 2023 “Incentive-Based Compensation” shall mean any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a “financial reporting measure” (as such term is defined by the applicable rules or standards of the NYSE). 5. No Indemnification Notwithstanding the terms of any indemnification arrangement or insurance policy with any Covered Employees, the Company shall not indemnify any Executive Officer and/or GMC Member or former Executive Officer and/or GMC Member against the loss of any incorrectly awarded Incentive- Based Compensation, including any payment or reimbursement for the cost of insurance obtained by any such covered individual to fund amounts recoverable under this Policy. 6. Disclosure The Company shall file all disclosures with respect to this Policy and recoveries under this Policy in accordance with the requirements of the U.S. Federal securities laws, including the disclosure required by the applicable SEC filings. 7. Interpretation The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Rule 10D-1 and any other applicable rules or standards of the Securities and Exchange Commission or NYSE. 8. Administration; Amendment; Termination All determinations under this Policy will be made by the Board or the Compensation Committee, including determinations regarding how any recovery under this Policy is affected. Any determinations of the Board or the Compensation Committee will be final, binding, and conclusive and need not be uniform with respect to each individual covered by this Policy. The Board or the Compensation Committee may amend this Policy from time to time and may terminate this Policy at any time, in each case in its sole discretion. 9. Other Recoupment Rights The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Employee to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company.